SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Intersections Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTERSECTIONS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 25, 2005

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Intersections Inc. (the “Company”) will be held at the Hyatt Dulles, 2300 Dulles Corner Boulevard, Herndon, Virginia 20171, on May 25, 2005 at 10:00 in the morning for the following purposes:

1. To elect eight Directors.

2. To approve the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2005.

3. To transact such other business as may properly come before the meeting, or any adjournment thereof.
      Stockholders of record at the close of business on April 14, 2005 shall be entitled to notice of, and to vote at, the meeting.

By order of the Board of Directors

Michael R. Stanfield
Chairman of the Board
Dated: April 25, 2005
Chantilly, Virginia
IMPORTANT: PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

INTERSECTIONS INC.
14901 BOGLE DRIVE
CHANTILLY, VIRGINIA 20151

PROXY STATEMENT

       The accompanying Proxy is solicited by the Board of Directors of Intersections Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders (the “Meeting”) to be held at the Hyatt Dulles, 2300 Dulles Corner Boulevard, Herndon, Virginia 20171, on May 25, 2005, at 10:00 in the morning, or any adjournment thereof, at which stockholders of record at the close of business on April 14, 2005 shall be entitled to vote. The cost of solicitation of proxies will be borne by the Company. The Company may use the services of its directors, officers, employees and others to solicit proxies, personally or by telephone; arrangements may also be made with brokerage houses and other custodians, nominees, fiduciaries and stockholders of record to forward solicitation material to the beneficial owners of stock held of record by such persons. The Company may reimburse such solicitors for reasonable out-of-pocket expenses incurred by them in soliciting, but no compensation will be paid for their services.
      Each proxy duly executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company) or, if a stockholder is present at the Meeting, he may elect to revoke his proxy and vote his shares personally. Attendance at the meeting will not, in itself, constitute revocation of a previously granted proxy.
      There is being mailed herewith to each stockholder of record the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2004, which includes the Company’s Annual Report on Form 10-K (excluding exhibits) as filed with the Securities and Exchange Commission. It is intended that this Proxy Statement and form of Proxy will first be sent or given to stockholders on or about April 25, 2005. Additionally, you can access a copy of the Annual Report on the Company’s website at www.intersections.com.
      On April 14, 2005, the Company had outstanding and entitled to vote with respect to all matters to be acted upon at the meeting, 17,526,647 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share of stock held by such holder. The presence, in person or by proxy, of holders representing a majority of all the votes entitled to be cast at the meeting will constitute a quorum at the meeting. In accordance with Delaware law, abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Directors will be elected by a plurality of the votes cast at the Annual Meeting; each other item on the agenda must receive the affirmative vote of a majority of the shares voted at the Annual Meeting in order to pass. Abstentions are counted in the calculation of the votes cast with respect to any of the matters submitted to a vote of stockholder, whereas broker non-votes are not counted in determining the votes cast with respect to any of the matters submitted to a vote of stockholders.
      It is expected that the following business will be considered at the meeting and action taken thereon:
1.     ELECTION OF DIRECTORS
      Pursuant to the Certificate of Incorporation and Bylaws, as amended, the director nominees elected at this Meeting will be elected to serve one-year terms that expire upon the date of the next annual meeting or until their respective successors are duly elected and qualified. The authorized number of directors is presently eight. Each of the current directors has been nominated by our nominating/corporate governance committee and has decided to stand for re-election. It is intended that the accompanying form of Proxy will be voted for the nominees set forth below, each of whom is presently a director of the Company. If some unexpected occurrence should make necessary, in the Board of Directors’ judgment, the substitution of some other person or persons for these nominees, shares will be voted for such other persons as the Board of Directors may select. The Board of Directors is not aware that any nominee may be unable or unwilling to serve as a director.
      The following table sets forth certain information with respect to the nominees:
NOMINEES FOR ELECTION

		Served as a
Name	Age	Director Since

Michael R. Stanfield	54	1996
Thomas G. Amato	59	2004
Thomas L. Kempner	77	1996
David A. McGough	46	1999
Norman N. Mintz	70	1996
David M. Phillips	66	1999
Steven F. Piaker	42	2000
William J. Wilson	68	1996
      Michael R. Stanfield co-founded CreditComm, the predecessor to Intersections, in May 1996 and has been Chairman, Chief Executive Officer and a Director since that time. Mr. Stanfield joined Loeb Partners Corporation in November 1993 and served as a Managing Director at the time of his resignation in August 1999. Mr. Stanfield has been involved in management information services and direct marketing through investments and management since 1982, and has served as a director of CCC Information Services Inc. and BWIA West Indies Airways. Prior to beginning his operational career, Mr. Stanfield was an investment banker with Loeb, Rhoades & Co. and Wertheim & Co. He holds a B.B.A. in Business Administration from Emory University and an M.B.A. from Columbia University.
      Thomas G. Amato has served on our Board of Directors since January 2004. Mr. Amato currently serves as the Chief Financial Officer of Sentinel Business Systems, Inc., a position he has held since March 2004. Mr. Amato served as Chief Financial Officer of Wavesmith Networks, Inc. from October 2001 until August 2002, and as Vice President and Chief Financial Officer of Tachion Networks, Inc., from January 2000 to September 2001, both of which are privately held telecommunications equipment companies.
      Thomas L. Kempner has served on our Board of Directors since the inception of CreditComm, the predecessor to Intersections Inc. Mr. Kempner has been Chairman and Chief Executive Officer of Loeb Partners Corporation and its predecessors since 1979. Mr. Kempner is currently a director of CCC Information Services Group, Inc., Dyax Corporation, FuelCell Energy, Inc., IGENE Biotechnology, Inc., Insight Communications Company, Inc., and Intermagnetics General Corporation; and is currently a director emeritus at Northwest Airlines, Inc.
      David A. McGough has served on our Board of Directors since August 1999. For more than twenty years, Mr. McGough has been President, Chief Executive Officer and Director of Digital Matrix Systems, Inc. and DMS Services, Inc., companies that specialize in credit data and risk analysis.
      Norman N. Mintz has served on our Board of Directors since the inception of CreditComm, the predecessor to Intersections Inc. Mr. Mintz has been Vice President and Managing Director of Loeb Partners Corporation since 1999. Previously, he was the Executive Vice President for Academic Affairs for Columbia University, where he taught economics, and has been a Professor at New York University and Syracuse University. Mr. Mintz holds a Ph.D. in Economics and Finance from New York University.

      David M. Phillips has served on our Board of Directors since August 1999. Since 2003, Mr. Phillips has served as Chairman and Chief Executive Officer of Evare, LLC. From 1999 to 2003, Mr. Phillips served as the Executive in Residence at the University of North Carolina at Wilmington, where he served as professor. For more than five years prior to that, Mr. Phillips was Chairman and a Director of CCC Information Services and was Chief Executive Officer until his retirement in April 1999. Mr. Phillips is currently a Director of Heritage Mutual Fund, a publicly held mutual fund.
      Steven F. Piaker has served on our Board of Directors since January 2000. Since August 1994, Mr. Piaker has been a Partner of Conning Capital Partners, a private equity firm. He is currently a Director of Clark Inc., Finetre Corporation, MezzCap Finance, Princeton ecom Corporation, MMV Financial, Inc., and PayCycle, Inc. Prior to our initial public offering, the holders of our Series C preferred stock had the right to designate two members of our Board of Directors, and Steven F. Piaker previously served as their designee.
      William J. Wilson has served on our Board of Directors since the inception of CreditComm, the predecessor to Intersections Inc. Mr. Wilson currently is a principal of CAMBIAR LLC, a consulting firm, and is the sole proprietor of Wilson Connexions LLC. Until his retirement in 2003, Mr. Wilson was Chief Executive Officer and Chairman of the Board of Directors of market research company Roper Starch Worldwide Inc., and then Executive Chairman of NOP World, a division of United Business Media Ltd., which acquired Roper Starch Worldwide in August 2001.
      The Board of Directors of the Company recommends a vote FOR the election of each named nominee.
Corporate Governance Principles

Corporate Governance Principles and Committee Charters
      Our Board of Directors has adopted a comprehensive set of corporate governance principles to reflect its commitment to corporate governance and the role of such principles in building and sustaining stockholder value. These principles are discussed more fully below and are set forth in our Corporate Governance Guidelines and Principles, our Code of Business Conduct and Ethics and the committee charters for our audit committee, compensation committee and nominating/corporate governance committee. These documents are available under the “Investor Relations” section of our website at www.intersections.com, or by written request to Investor Relations, 14901 Bogle Drive, Suite 300, Chantilly, VA 20151.

Governance Guidelines
      Our Corporate Governance Guidelines and Principles sets forth overall standards and policies for the responsibilities and practices of our board and board committees, including reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions; ensuring processes are in place for maintaining our company’s integrity; assessing our major risks and reviewing options for their mitigation; selecting, evaluating and compensating our chief executive officer and overseeing succession planning; and providing counsel and oversight on the selection, evaluation, development and compensation of senior management.

Code of Business Conduct and Ethics
      All of our employees, including our chief executive officer, chief financial officer and principal accounting officer, and our directors are required to comply with our code of business conduct and ethics. It is our intention to disclose any amendments to, or waivers from, any provisions of this code as it applies to our chief executive officer, chief financial officer and principal accounting officer on our website within three business days of such amendment or waiver.

Independent Directors
      The Board of Directors has affirmatively determined that each member of the Board of Directors other than Mr. Stanfield and Mr. McGough is independent under the criteria established by Nasdaq for independent board members. In addition, the Board of Directors has determined that the members of the audit committee meet the additional independence criteria required for audit committee membership.

Audit Committee
      Our current audit committee consists of Messrs. Amato, Piaker and Wilson. The Board of Directors has determined that Mr. Amato is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. Each member of the audit committee is an independent director and meets each of the other requirements for audit committee members under applicable Nasdaq listing standards. A copy of the charter for the audit committee is attached hereto as Appendix A. The principal responsibilities of the audit committee are:

•	To assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information the Company provides to its stockholders, any governmental body or the public; the Company’s systems of internal controls, established by management and the Board, regarding finance, accounting, legal compliance and ethics; and the Company’s auditing, accounting and financial reporting processes generally;

•	To serve as an independent and objective body to monitor the Company’s financial reporting process and internal control system;

•	To select, evaluate and, when appropriate, replace the Company’s independent auditors;

•	To review and appraise the audit efforts of the Company’s independent accountants and internal auditing department; and to provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department (or other personnel responsible for the internal audit function), and the Board; and

•	To approve all related party transactions.

Compensation Committee
      Our current compensation committee consists of Messrs. Kempner, Phillips and Wilson. Each member of the compensation committee is an independent director under applicable Nasdaq listing standards, an “outside director” as defined in Section 162(m) of the Internal Revenue Code and a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934. The principal duties of the compensation committee are:

•	To ensure the Company’s senior executives are compensated effectively in a manner consistent with the Company’s stated compensation strategy, internal equity considerations, competitive practice, and the requirements of the appropriate regulatory bodies; and

•	To communicate to stockholders the Company’s compensation policies and the reasoning behind such policies, as required by the SEC.

Executive Committee
      Our executive committee consists of Messrs. Kempner, Piaker and Stanfield. The principal duties of the executive committee are:

•	To exercise the authority of the Board with respect to matters requiring action between meetings of the Board; and

•	To decide issues from time to time delegated by the Board.

Nominating/ Corporate Governance Committee
      The nominating/corporate governance committee consists of Messrs. Amato, Mintz and Phillips. Each member of this committee is an independent director under applicable Nasdaq listing standards. The principal duties of the nominating/corporate governance committee are:

•	To recommend to the Board proposed nominees for election to the Board by the stockholders at annual meetings, including an annual review as to the renominations of incumbents and proposed nominees for election by the Board to fill vacancies which occur between stockholder meetings;

•	To develop and recommend to the board a code of business conduct and ethics and to review the code at least annually;

•	To make recommendations to the Board regarding corporate governance matters and practices and to oversee an annual evaluation of the performance of the board and management; and

•	To annually evaluate this committee’s performance and charter.

Nomination of Directors
      The Board as a whole is responsible for nominating individuals for election to the Board by the stockholders and for filling vacancies on the Board that may occur between annual meetings of the stockholders. The nominating/corporate governance committee is responsible for identifying, screening and recommending candidates to the entire Board based upon the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board, and will consider suggestions for potential directors from other directors or stockholders.
      Stockholders who wish to recommend a nominee should send nominations directly to the Secretary of the Company that include all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, including the nominee’s name and business experience. The recommendation must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the stockholders. The recommendation must be received by the Secretary of the Company not later than the date for stockholder proposals set forth herein under “Other Matters — Stockholder Proposals.”
      We did not receive for this Meeting any recommended nominees for director from any of our stockholders. We do not currently pay any fees to third parties to identify or evaluate or assist in identifying or evaluating potential nominees for director.
      In evaluating a person as a potential nominee to serve as a director of the Company, our nominating/corporate governance committee considers, among other factors, the following:

•	Whether or not the person has any relationships that might impair his or her independence, such as any business, financial or family relationships with the Company, its management or their affiliates;

•	Whether or not the person serves on boards of, or is otherwise affiliated with, competing companies;

•	Whether or not the person is willing to serve as, and willing and able to commit the time necessary for the performance of the duties of, a director of the Company;

•	The contribution which the person can make to the Board and the Company, with consideration being given to the person’s business and professional experience, education and such other factors as the committee may consider relevant; and

•	The character and integrity of the person.
      The committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for audit committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the committee determines whether to interview the prospective nominee, and if warranted, one or more members of the committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the committee.
      There are no differences in the manner in which the nominating/corporate governance committee evaluates nominees for director based on whether the nominee is recommended by a stockholder.

Board and Committee Meetings
      In the fiscal year ended December 31, 2004, there were 6 meetings of the Board of Directors, 3 meetings of the audit committee, 4 meetings of the compensation committee, 1 meeting of the executive committee and no meetings of the nominating/corporate governance committee. Each Director of the Company attended or participated in excess of 75% of the total number of meetings of the Board of Directors and committees on which he served, except for Mr. Wilson and Mr. Phillips, who attended 72% and 60%, respectively, of the total number of meetings of the Board of Directors and committees on which he served. Board members are strongly encouraged to attend our annual meeting of stockholders. This is our first annual meeting of stockholders since our initial public offering in April 2004.

Communications with Non-Management Directors
      The nominating/corporate governance committee approved a process for handling letters received by the Company and addressed to non-management members of the Board. Stockholders and other parties interested in communicating with any directors of the Company (or the Board as a group), may do so by writing to the Secretary of the Company, at the Company’s principal executive offices. He will review all such correspondence and regularly forward to the Board a summary of all such correspondence and copies of all correspondence that, in his opinion, deals with the functions of the Board or committees thereof or that he otherwise determines requires the Board’s attention. The Board, or any member thereof, may at any time request that copies of all such correspondence be forwarded to the Board.
      Correspondence relating to accounting, internal controls or auditing matters are handled by the audit committee in accordance with its procedures.

Executive Sessions of Non-Management Directors
      The non-management directors of our Board meet in executive session several times during the year, generally at regularly scheduled meetings of the Board of Directors or as considered necessary or appropriate. A presiding director is chosen by the non-management directors to preside at each meeting and does not need to be the same director at each meeting.
Compensation of Directors
      We currently pay a quarterly fee of $3,000 and a fee of $3,000 per meeting to each non-employee director who attends a Board meeting in person. In addition, the Chairman of our audit committee currently is paid a quarterly fee of $1,500. We make an annual grant of options to acquire 3,000 shares of our common stock at an exercise price equal to the fair market value on the date of grant to each of our non-employee directors. We also reimburse our non-employee directors for reasonable expenses they incur in attending Board or committee meetings. We have in the past granted non-employee directors options to purchase shares of our common stock.

Executive Compensation
      The table below sets forth certain information regarding compensation paid or accrued for 2004, 2003 and 2002 to our chief executive officer and to each of our four most highly compensated executive officers whose salary and bonus for 2004 exceeded $100,000. We refer to these officers as our named executive officers.
Summary Compensation Table

							Long-Term
		Annual Compensation					Compensation

					Other Annual			All Other
		Salary		Bonus	Compensation		Stock	Compensation
Name and Principal Position	Year	($)		($)(4)	($)		Options (#)	($)

Michael R. Stanfield	2004	295,000		59,000	24,616	(5)	275,000	—
Chief Executive Officer	2003	294,923		287,920	15,930	(5)	66,592	—
	2002	294,993		300,000	11,841	(5)	133,184	—
Kenneth D. Schwarz	2004	241,400		36,307	19,046	(5)	125,000	—
President, Consumer and	2003	241,400		179,602	9,656	(5)	44,395	—
Small Business Services(1)	2002	215,000		150,000	7,600	(5)	74,916	—
Charles P. Garner	2004	226,173	(6)	24,043	10,762	(5)	135,000	—
Chief Marketing Officer and Executive Vice President,
Strategic Initiatives(2)
Neal Dittersdorf	2004	212,846		21,500	9,899	(5)	75,000	—
Senior Vice President,	2003	180,769	(7)	80,960			38,845	—
Chief Legal Officer
Robert LaFin(3)	2004	193,000		—	208	(5)	—	—
	2003	193,000		101,904	—		19,423	—
	2002	193,000		103,000	—		47,169	—

(1)	Mr. Schwarz was appointed President, Consumer and Small Business Services, in January 2005 and was also Chief Financial Officer until February 2005.

(2)	Charles P. Garner has served as our Executive Vice President — Strategic Initiatives since February 2004, and Chief Marketing Officer since July 16, 2004.

(3)	On July 16, 2004, by mutual agreement, Mr. LaFin ceased serving as Executive Vice President and Chief Marketing Officer of the Company but remained an employee until February 28, 2005.

(4)	Our executive officers are eligible to receive a bonus based on an annual management bonus plan adopted by the compensation committee of the Board of Directors. Under the 2004 plan, the compensation committee set in advance an annual bonus amount at plan for each executive officer. The criteria for receipt of a bonus were a combination of pretax income and individual performance. The following table sets forth for 2004, 2003 and 2002, the bonus at plan and actual bonus paid, as a percentage of base salary, for each of our named executive officers:

	Bonus	Actual
Name	at Plan	Bonus

2004
Mr. Stanfield	100%	20%
Mr. Schwarz	75%	15%
Mr. Garner	60%	11%
Mr. LaFin	60%	0%
Mr. Dittersdorf	50%	10%

2003
Mr. Stanfield	100%	98%
Mr. Schwarz	75%	74%
Mr. LaFin	60%	53%
Mr. Dittersdorf	50%	45%

2002
Mr. Stanfield	80%	102%
Mr. Schwarz	60%	74%
Mr. LaFin	50%	53%

(5)	This column consists of annual membership dues, for 2003 and 2004, for a corporate country club membership for Mr. Stanfield and automobile allowances and supplemental health insurance benefit allowances for all of the named executive officers.

(6)	Based on partial year beginning February 17, 2004, with a total base salary of $241,400.

(7)	Based on partial year beginning February 4, 2003, with a total base salary of $200,000.
Option Grants in Last Fiscal Year
      The following table sets forth each grant of stock options during 2004 to each of the named executive officers.
Option Grants in 2004

	Individual Grants

	Number of	Percent of
	Securities	Total Options	Exercise or		Grant Date
	Underlying	Granted to	Base Price		Present Value
Name	Option Granted(1)	Employees in 2004	($/Share)	Expiration Date	($)(2)

Michael R. Stanfield	275,000	24%	$17.00	4/30/2014	$7.19
Kenneth D. Schwarz	125,000	11%	17.00	4/30/2014	7.19
C. Patrick Garner	135,000	12%	17.00	4/30/2014	7.19
Neal Dittersdorf	75,000	7%	17.00	4/30/2014	7.19
Robert LaFin	—	—	—	—	—

(1)	All options granted during 2004 vest with respect to 50% of the option shares on December 31, 2004, with the remaining shares vesting in three equal annual installments beginning on December 31, 2005.

(2)	The grant date present value was estimated using the Black-Scholes option-pricing model with the following weighted average assumptions:

Expiration date	4/30/2014
Expected dividend yield	0%
Expected volatility	50%
Risk free interest rate	3.26%
Expected life of options	4 years
      The actual value of the stock options is dependent on the actual future performance of our common stock, the continued employment of the option holder throughout the vesting period and the timing of the exercise of the options. Accordingly, the actual values achieved may differ from the values set forth in this table.
Option Exercises and Year-End Option Values
      The following table sets forth information for each of the named executive officers regarding the number of shares subject to both exercisable and unexercisable stock options, as well as the value of unexercisable in-the-money options, as of December 31, 2004.
Aggregated Option Exercises in 2004
and December 31, 2004 Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Shares		December 31, 2004 (#)		December 31, 2004 ($)(1)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael R. Stanfield	60,487	$929,673	1,478,773	254,038	$11,932,106	$1,099,529
Kenneth D. Schwarz	—	—	357,721	133,258	2,265,983	662,343
Charles P. Garner	—	—	70,274	70,275	42,229	42,242
Neal Dittersdorf	—	—	47,211	66,634	98,134	275,663
Robert LaFin	86,013	$867,983	19,423	63,819	44,384	546,414

(1)	Assumes, for all unexercised in-the-money options, the difference between the fair market value of $17.25 per share at December 31, 2004 and the exercise price of the options ranging from $0.45 to $25.23 per share.
Employment and Noncompetition Agreements
      In January 2004, we entered into amended and restated employment agreements with Messrs. Stanfield, Schwarz and Dittersdorf and an employment agreement with Mr. Garner. The agreements provide for a base salary for Mr. Stanfield of $295,000, Mr. Schwarz of $241,400, Mr. Dittersdorf of $200,000 and Mr. Garner of $241,400, subject to annual discretionary increases. Each executive is eligible to receive an annual bonus based upon the meeting of goals to be set by the compensation committee, an annual car allowance equal to 4% of his base salary and supplemental medical coverage not to exceed 5% of his base salary.
      Each agreement provides for at-will employment and may be terminated by us or the executive for any reason upon 60 days’ notice or for cause. In addition, each agreement provides that in the event of termination by us without cause or by the executive for good reason, the executive will be entitled to receive:

•	any earned and unpaid base salary;

•	any bonus due at the time of termination;

•	a one-time cash payment equal to the cash compensation (including base salary and bonus) received by the executive during the prior 18-month period (or 30-month period if termination occurs within 12 months after a change in control) under this or any prior agreement in exchange for a general release; and

•	medical benefit continuation for up to 18 months for the executive and his dependents.
      For purposes of the agreements, good reason means, after notice and a 30-day cure period:

•	a reduction in the base salary and/ or in the aggregate benefits provided under the agreement;

•	the relocation of the executive’s office to any location outside of a 30-mile radius from the current location;

•	our material breach of the employment agreement; or

•	our failure to obtain an agreement from any successor to guarantee or assume our performance under the employment agreement;
except that in the event of a change in control, we shall cease to have a 30-day cure period.
      For purposes of the agreements, change of control generally means:

•	the acquisition of 30% or more of our common stock, unless the acquisition is by us, any existing director or officer, any of our employee benefit plans or by any corporation owned by our stockholders in substantially the same proportions as their ownership of us;

•	a merger or consolidation, unless our shareholders continue to control at least 50% of our voting power after the transaction; or

•	the sale of all or substantially all of our assets.
      Each employment agreement also provides that the executive shall not divulge confidential information, shall assign intellectual property rights to us and shall not compete with us or solicit our customers or employees for a period of 18 months after termination of the executive’s employment.
      We also entered into a similar employment agreement with Mr. LaFin in January 2004, which agreement was terminated on July 16, 2004 and replaced by an employment agreement with Mr. LaFin that expired as of February 28, 2005.
Compensation Committee Interlocks and Insider Participation
      Thomas L. Kempner, David M. Phillips, and William J. Wilson were members of the compensation committee in 2004. None of the executive officers of the Company has served on the Board of Directors or compensation committee of any other entity that has had any of such entity’s officers serve either on the Company’s Board of Directors or compensation committee.

Security Ownership of Certain Beneficial Owners and Management
      The following is a schedule of our executive officers, directors and all persons who, to our knowledge, beneficially owned more than 5% of the outstanding common stock of the Company as of March 15, 2005:

	Number of Shares	Percent
Name and Address(1)	Beneficially Owned	of Stock

Loeb Holding Company(2)	7,127,768	40.8
61 Broadway New York, New York 10006
Conning Capital Partners V, L.P.,	1,744,904	10.0
a fund managed by CCP Fund Managers, LLC(3) City Place II 158 Asylum Street Hartford, Connecticut 06103
Wells Fargo & Company(4)	1,404,009	8.0
420 Montgomery Street San Francisco, CA 94104
Michael R. Stanfield(5)	1,516,718	8.7
Kenneth D. Schwarz(6)	376,725	2.2
Neal Dittersdorf(6)	56,922	*
Charles P. Garner(6)	73,049	*
Thomas G. Amato(7)	5,275	*
Thomas L. Kempner(7)(8)	7,130,543	40.8
David A. McGough(7)	134,849	*
Norman N. Mintz(7)	47,220	*
Steven F. Piaker(3)(7)	1,747,679	10.0
David M. Phillips(7)(9)	23,387	*
William J. Wilson(7)(10)	19,423	*
All executive officers and directors as a group(11)	11,131,790	63.8

*	Less than 1%.

(1)	Unless otherwise indicated, the address of each shareholder is Intersections Inc., 14901 Bogle Drive, Chantilly, Virginia, 20151

(2)	According to Schedule 13G filed with the SEC on February 14, 2005. Includes 210,875 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of the date hereof.

(3)	According to Schedule 13G filed with the SEC on February 9, 2005, Steven Piaker, one of our directors, is a partner and member of CCP Fund Managers, LLC. CCP Fund Managers, LLC is the manager member of Conning Investment Partners V, L.L.C., which is the general partner of Conning Capital Partners V, L.P. CCP Fund Managers has investment and voting control over the shares held by Conning Capital Partners V, L.P., which it exercises through majority vote of its five-member investment committee, consisting of John B. Clinton, Preston B. Kavanagh, Michael E. Aspinwall, David W. Young and Mr. Piaker. Mr. Piaker is also a member of Conning Investment Partners V, L.L.C. Mr. Piaker disclaims beneficial ownership of the shares of common stock owned by Conning Capital Partners V, L.P.

(4)	According to Schedule 13G filed with the SEC on January 21, 2005 and includes shares held by Wells Capital Management Incorporated, a registered investment adviser.

(5)	Includes 1,516,231 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of the date hereof, 359,112 of which are owned by a trust over which Mr. Stanfield has sole voting and investment power.

(6)	Consists of shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of the date hereof.

(7)	Includes 2,775 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of the date hereof. For Mr. Mintz, includes 44,445 shares held by his wife and to which he disclaims beneficial ownership.

(8)	Includes 6,916,893 shares and 210,875 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of the date hereof held by Loeb Holding Corporation. Mr. Kempner is the beneficial owner of 51% of the voting stock of Loeb Holding Corporation and disclaims beneficial ownership of our common stock held by Loeb Holding Corporation except to the extent of his pecuniary interest in Loeb Holding Corporation.

(9)	Includes 15,063 shares held in a trust and custodian accounts for the benefit of grandchildren as to which shares he has investment discretion and 5,549 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of the date hereof held by one of his grandchildren. Mr. Phillips disclaims beneficial ownership of these shares.

(10)	Includes 5,549 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of the date hereof.

(11)	Includes 2,259,118 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days of the date hereof.
Audit Committee Report
      The audit committee is comprised of Thomas G. Amato, William J. Wilson and Steven F. Piaker, all of whom are independent directors as defined by Nasdaq Rule 4350(D)(2)(B). The audit committee operates under a written charter, which was adopted by the Board. The audit committee appoints the Company’s independent accountants.
      Management is responsible for the Company’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.
      In this context, the audit committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the audit committee that its consolidated financial statements were prepared in accordance with generally accepted accounting principles. Additionally, the audit committee has reviewed and discussed the audited consolidated financial statements with management and the independent accountants. The audit committee discussed with the independent registered public accounting firm matters required to be discussed by the Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380).
      The Company’s independent registered public accounting firm also provided to the audit committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the audit committee discussed with the independent registered public accounting firm its independence. The audit committee also considered whether the provision by Deloitte & Touche LLP of certain other non-audited related services to the Company is compatible with maintaining such auditors’ independence.

      Based upon the audit committee’s discussion with management and the independent registered public accounting firm, the audit committee’s review of the representations of management and the report of the independent registered public accounting firm to the audit committee, the audit committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

Audit Committee

Thomas G. Amato
Steven F. Piaker
William J. Wilson
Compensation Committee Report on Executive Compensation
      The compensation committee currently consists of Thomas L. Kempner, David M. Phillips, and William J. Wilson. The compensation committee is responsible for determining the level of compensation paid to the Chief Executive Officer, approving the level of compensation paid to the Company’s other executive officers, determining awards under, and administering, the Company’s stock option plans and reviewing and establishing any and all other executive compensation plans adopted from time to time by the Company. The Company’s philosophy for compensating executive officers is designed to attract, retain, motivate and reward key executives in the Company’s highly competitive industry. The Company’s compensation program for 2004 consisted of salary, bonuses and stock option grants designed to motivate individuals to enhance the long-term value of the Company’s stock.
      The amount of compensation to be paid to an executive officer is generally based upon the compensation committee’s subjective analyses of each individual’s performance, contributions to the Company and responsibilities to be undertaken on behalf of the Company. In January 2004, the Board of Directors approved employment agreements for the executive officers, including the Chief Executive Officer, in connection with the initial public offering. In the employment agreements, the salary for each officer was established. The Board did not use any specific qualitative or quantitative measures or factors in assessing individual performance. The Board reviewed the Company’s earnings, stock performance, industry position and salaries paid by its competitors. In reviewing these criteria, the Board determined that salaries paid by the Company to its executive officers were comparable and appropriate.
      Stock-based compensation is also an important element of the Company’s compensation program. The 1999 and 2004 Stock Option Plans were adopted and approved by the Board of Directors to allow the Company to grant options to purchase shares of the Company. The compensation committee determines in its sole discretion, subject to the terms and conditions of the option plans, the size of a particular award based upon its subjective assessment of the individual’s performance, responsibility and functions and how this performance may have contributed to the Company’s performance. The compensation committee believes awards pursuant to the option plans align the interests of management with those of the Company’s stockholders by emphasizing long-term stock ownership and increases in stockholder value. Management will be benefited under such plan only if the other stockholders of the Company also benefit. The purpose of the option plans is to encourage executives and others to acquire a larger proprietary interest in the Company, thereby further stimulating their active interest in the development and financial success of the Company. The number of awards that the compensation committee will grant to executive officers will be based on individual performance and level of responsibility. Since stock or option awards are tied to the future performance of the Company’s Common Stock, they will provide value only if the price of the Company’s Common Stock exceeds the exercise or grant price of the options or stock.
      The Chief Executive Officer’s salary for 2004 was established pursuant to the terms of his employment agreement which was based on the compensation committee’s subjective analysis of his performance and contributions to the Company. The Chief Executive Officer is eligible under his employment agreement to receive an annual bonus based upon the meeting of goals set by the compensation committee. For 2004, Mr. Stanfield’s bonus was determined under an annual management bonus plan adopted by the compensation committee of the board of directors for all executive officers. The criteria for receipt of a bonus were a combination of pretax income and individual performance. Based on the Company’s financial results and its established performance goals and Mr. Stanfield’s own performance in producing those results, Mr. Stanfield received a cash bonus of $59,000 for 2004. In addition, Mr. Stanfield received a grant of 275,000 options in 2004 upon the closing of the Company’s initial public offering. The compensation committee considers this grant to be appropriate and competitive for the following reasons: to reward Mr. Stanfield’s performance and leadership in connection with the successful initial public offering, the option grant is comparable to equity grants provided to chief executive officers of similarly situated companies, the option grant places a significant portion of his total compensation at risk, since the option grant delivers a return only if the Company’s common stock appreciates over the option term, and the vesting provisions are designed to retain the services of Mr. Stanfield for an extended period of time. Finally, the compensation committee also uses its knowledge of salaries and bonuses and equity compensation paid by competitors of the Company to their chief executive officers, as well as the performance of the Company’s competitors.
      The Internal Revenue Code of 1986, as amended, was amended in 1993 with respect to the ability of publicly-held corporations such as the Company to deduct compensation in excess of $1,000,000 per individual, other than certain qualified performance-based compensation. The compensation committee continues to evaluate maximizing the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate executive officers.

Compensation Committee

Thomas L. Kempner
David M. Phillips
William J. Wilson
Certain Relationships and Related Transactions

Relationship with Accenture Ltd.
      George “Chip” Tsantes, our Chief Technology Officer, was formerly a partner of Accenture Ltd. and continues to own less than 1% of Accenture’s outstanding shares. We have an agreement with Accenture pursuant to which Accenture will provide us with technology and process consulting services over the next 12-18 months and paid Accenture approximately $1,655,000 for these services in 2004. We believe that our agreement with Accenture was negotiated on an arm’s length basis and the terms and prices are as favorable as those we could have obtained from unrelated third parties.

Relationship with Digital Matrix Systems, Inc.
      In November 2001, we entered into a contract with DMS that provides for services that assist us in monitoring credit on a daily and quarterly basis for $20,000 per month. In connection with this agreement, we paid monthly installments to DMS totaling $240,000 for the year ended December 31, 2004. These amounts are included within cost of revenue in our consolidated financial statements. We believe that the prices charged by DMS to us are comparable to the prices that are charged by DMS to unrelated third parties.

Registration Rights
      Loeb Holding Corporation, Conning Capital Partners and certain of our directors have been granted registration rights by us under the terms of an investors rights agreement, dated November 27, 2001 pursuant to which each such stockholder may require us, from time to time, to register for sale to the public under the Securities Act of 1933 any shares of common stock owned by them. In addition, each of these stockholders has piggyback registration rights that allow them to include their shares of common stock in registration statements initiated by us. These registration rights are subject to conditions and limitations, including the right of the underwriters of an offering to limit the number of shares to be included in a registration statement.

Stockholders Agreement
      Intersections and certain of its stockholders, including Loeb, Conning Capital Partners and certain of the executive officers, including Mr. Stanfield, were parties to a stockholders agreement, the provisions of which terminated automatically upon the closing of the initial public offering in May 2004.
Section 16(a) Beneficial Ownership Reporting Compliance
      The Company believes that during 2004 its officers, directors and holders of more than 10% of its common stock complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934. In making this disclosure, the Company has relied solely on written representations of its directors, officers and holders of more than 10% of the Company’s common stock and on copies of reports that have been filed with the Securities and Exchange Commission.

Stockholder Return Performance Presentation
      The following line graph sets forth for the period of April 29, 2004 through December 31, 2004, a comparison of the percentage change in the cumulative total stockholder return on the Company’s common stock compared to the cumulative total return of the NASDAQ U.S. Index and the Standard & Poor’s (“S&P”) 500 Diversified Commercial Services Index:

	INDEXED RETURNS
	Months Ending

	Base
	Period
Company/Index	04/30/04	5/31/04	6/30/04	7/31/04	8/31/04	9/30/04	10/31/04	11/30/04	12/31/04

INTERSECTIONS INC	100	107.95	114.24	69.62	60.38	69.76	63.79	85.71	82.14
NASDAQ U.S. INDEX	100	103.32	106.50	98.37	95.96	98.83	102.83	109.17	113.34
S&P 500 DIVERSIFIED COMMERCIAL SERVICES	100	101.11	102.54	97.21	93.15	92.48	88.04	96.86	98.60
      The graph assumes that the shares of the Company’s common stock were bought at the price of $100 per share and that the value of the investment in each of the Company’s common stock and the indices was $100 at the beginning of the period. The graph further assumes the reinvestment of dividends when paid.
2.     APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      Our audit committee has selected Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2005. In the event the stockholders fail to ratify the appointment, the audit committee will reconsider this appointment. Even if the appointment is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the Company’s and the stockholders’ best interests. A representative of Deloitte & Touche LLP is expected to be present at the meeting with the opportunity to make a statement if such representative so desires and to respond to appropriate questions.

Audit and Non-Audit Fees
      The following table presents fees billed for professional audit services rendered by Deloitte & Touche LLP for the audit of the Company’s financial statements for the years ended December 31, 2004 and 2003 and fees billed for other services rendered by such firm during the periods:

	2004	2003
	Actual Fees	Actual Fees

Audit fees(1)	$276,875	$826,998
Audit Related Fees(2)	29,940	—
Tax Fees(2)	11,070	31,820
All Other Fees(3)	4,550	4,500

Total Fees	$322,435	$863,318

(1)	Includes fees and expenses related to the fiscal year audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services rendered.

(2)	Includes fees and expenses for services rendered from January through December of the fiscal year, notwithstanding when the fees and expenses were billed. Audit related fees include expenses for services rendered in connection with the acquisition of American Background Services, Inc.

(3)	Includes sales tax related services and annual software subscription fee.
Audit Committee Pre-Approval Policy
      The policy of the audit committee provides for pre-approval of the yearly audits, quarterly reviews and tax compliance on an annual basis. As individual engagements arise, they are approved on a case-by-case basis. The audit committee may delegate to one or more of its members pre-approval authority with respect to permitted services. All audit related services, tax services and other services were pre-approved by the audit committee, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
Audit Committee Consideration of these Fees
      The audit committee has considered whether the provisions of the services covered under the categories of “Audit Related Fees,” “Tax Fees” and “All Other Fees” are compatible with maintaining the independence of Deloitte & Touche LLP.
      The Board of Directors of the Company recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

3.     OTHER MATTERS
Stockholder Proposals
      Proposals of stockholders intended to be presented at the Company’s 2005 Annual Meeting of Stockholders must be received by the Company on or prior to December 26, 2005 to be eligible for inclusion in the Company’s Proxy Statement and form of Proxy to be used in connection with such meeting. Any notice of shareholder proposals received after this date is considered untimely.
Other Business
      At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the Meeting is that hereinabove set forth. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their judgment.

Michael R. Stanfield
Chairman of the Board
Dated: April 25, 2005

EXHIBIT A
AUDIT COMMITTEE CHARTER
FOR
INTERSECTIONS INC.
Purpose of Committee
      The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Intersections Inc. (the “Company”) is to (a) assist the Board with oversight of (i) accounting and financial reporting processes and audits of the financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal control and audit functions and independent auditors; and (b) prepare the report that U.S. Securities and Exchange Commission (the “SEC”) rules require be included in the Company’s annual proxy statement.
      The function of the Committee is oversight. It is not the Committee’s responsibility to certify the Company’s financial statements or to guarantee the report of the independent auditor. The Company’s management is responsible for the (i) preparation, presentation and integrity of the Company’s financial statements, (ii) maintenance of appropriate accounting and financial reporting principles and policies, and (iii) maintenance of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for planning and carrying out a proper audit and reviews. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company. As such, it is not the duty or responsibility of the Committee or its members to conduct auditing or accounting reviews or procedures, except to the extent described below under “Performance Evaluations”. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information and (ii) the accuracy of the financial and other information provided to the Committee by such persons and organizations absent actual knowledge to the contrary (which shall be promptly reported to the Company’s Board). In addition, the evaluation of the Company’s financial statements by the Committee is not of the same scope as, and does not involve the extent of detail as, audits performed by the independent auditor, nor does the Committee’s evaluation substitute for the responsibilities of the Company’s management for preparing, or the independent auditor for auditing, the financial statements.
Committee Duties and Responsibilities
      The duties and responsibilities of the Committee are to:

1. Appoint, retain, fix the compensation of and oversee the work of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Committee shall have the sole authority to approve and/or pre-approve all audit engagement fees and terms, as well as all significant non-audit engagements with the independent auditor. The independent auditor shall report directly to the Committee. The Committee need not pre-approve non-audit services that fall within the “De Minimis Exception” set forth in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934.

2. At least annually, obtain and review a report by the independent auditor describing: the independent auditor’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the Company. After reviewing the foregoing report and the independent auditor’s work throughout the year, the Committee shall evaluate the auditor’s qualifications, performance and independence. This evaluation shall include the review and evaluation of the lead partner of the independent auditor and the appropriateness of rotating the audit firm itself. In making its evaluation, the Committee shall take into account the opinions of management and the Company’s internal auditors (or other personnel responsible for the internal audit function). The Committee shall present its conclusions with respect to the independent auditor to the full Board.

3. Discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

4. Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. This discussion may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made). The Committee is not required to discuss in advance each earnings press release or each instance in which the Company provides earnings guidance.

5. As appropriate, obtain advice and assistance from outside legal, accounting or other advisors.

6. Discuss policies with respect to risk assessment and risk management. While it is the job of the Chief Executive Officer and senior management to assess and manage the Company’s exposure to risk, the Committee must discuss guidelines and policies to govern the process by which this is handled. The Committee should discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

7. Periodically meet separately with management, with internal auditors (or other personnel responsible for the internal audit function), and with independent auditors.

8. Review with the independent auditor any audit problems or difficulties and management’s response. The Committee must regularly review with the independent auditor any difficulties the auditor encountered in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management. The review should also include discussion of the responsibilities, budget and staffing of the Company’s internal audit function.

9. Set clear hiring policies for the hiring by the Company of employees or former employees of the independent auditors.

10. Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company, regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

11. Report regularly to the Board. The Committee should review with the full Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function.

12. Review all “related party” transactions (as defined by the SEC) for potential conflicts of interest situations on an ongoing basis and approve all such transactions.

13. Prepare an audit committee report satisfying the requirements of the Securities Exchange Act of 1934 to be included in the Company’s annual proxy statement.

Committee Membership
      The Committee shall consist of at least three members of the Board determined by the Board to meet the independence and financial literacy requirements of The Nasdaq Stock Market, Inc. and applicable federal law. The members of the Committee shall be appointed by the Board, and shall serve at the pleasure of the Board for such term or terms as the Board may determine. The Board shall determine whether any member of the Committee qualifies as a “financial expert” as defined by the SEC.
      The compensation to be paid by the Company to any Committee member must consist solely of director’s fees; provided, however, that pension or other deferred compensation that is not contingent on future service to the Company will not be deemed to violate this requirement.
Committee Structure and Operations
      A majority of the Committee shall constitute a quorum. The Board shall designate a member of the Committee as its chairperson. The Committee may act by a majority of the members present at a meeting of the Committee. In the event of a tie vote on any issue, the chairperson’s vote shall decide the issue. The Committee shall meet in person or telephonically at least four times a year at a time and place determined by the Committee chairperson, with further meetings to occur when deemed necessary or desirable by the Committee or its chairperson. The Committee may delegate some or all of its duties to a subcommittee comprising one or more members of the Committee. The Committee may ask members of management or others whose advice and counsel are relevant to the issues then being considered by the Committee to attend any meetings and to provide such pertinent information as the Committee may request.
Performance Evaluation
      The Committee shall review the adequacy of this charter and evaluate its performance hereunder at least annually and present such report to the full Board. Such report shall include any recommended changes to this charter. The Board shall also review and approve this charter at least annually.
      While the fundamental responsibility for the Company’s financial statements and disclosures rests with management and the independent auditor, the Committee shall review: (i) major issues regarding accounting principles, and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (ii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of using alternative methods under generally accepted accounting principles (“GAAP”) on the financial statements; (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and (iv) earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies.
Resources and Authority of the Committee
      In discharging its oversight responsibilities, the Committee shall have unrestricted access to the Company’s management, books and records and the authority to retain, at the Company’s expense, outside counsel, accountants or other consultants in the Committee’s sole discretion. The Committee may direct any officer of the Company, the independent auditor and/or the Company’s internal audit staff to inquire into and report to the Committee on any matter.
      Nothing contained in this charter is intended to, or should be construed as, creating any responsibility or liability of the members of the Committee except to the extent otherwise provided under applicable Delaware law which shall continue to set the legal standard for the conduct of the members of the Committee.
Adopted April 30, 2004

INTERSECTIONS INC.

2005 ANNUAL MEETNG OF STOCKHOLDERS – MAY 25, 2005
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Intersections Inc., a Delaware corporation, hereby appoints Michael R. Stanfield, Kenneth D. Schwarz and Neal B. Dittersdorf and each of them the proxies of the undersigned with full power of substitution to vote at the Annual Meeting of Stockholders of the Company to be held at 10:00 AM, local time, on May 25, 2005, and at any adjournment or adjournments thereof (the “Meeting”), with all the power which the undersigned would have if personally present, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the proxy statement for the Meeting and instructs the proxies to vote as directed on the reverse side.

(Continued and to be signed and dated on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

INTERSECTIONS INC.

MAY 25, 2005

PLEASE DATE, SIGN AND MAIL
YOUR PROXY CARD IN THE
ENVELOPE PROVIDED AS SOON AS POSSIBLE.

- Please detach along perforated line and mail in the envelope provided. -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED
IN PROPOSAL 1 AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1.	To elect 8 nominees for Directors:
NOMINEES:
[ ]	FOR ALL NOMINEES	( )	Michael R. Stanfield
		( )	Thomas G. Amato
[ ]	WITHHOLD AUTHORITY	( )	Thomas L. Kempner
	FOR ALL NOMINEES	( )	David A. McGough
		( )	Norman N. Mintz
		( )	David M. Phillips
		( )	Steven F. Piaker
[ ]	FOR ALL EXCEPT (see instructions below)	( )	William J. Wilson

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as show here. (X)

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2005	[ ]	[ ]	[ ]

3.	With discretionary authority upon such other matters as may properly come before the Meeting

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SET FORTH HEREIN, FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCH LLP FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING [   ]

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [   ]

Signature of Stockholder	Date:

Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.